Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-252068)
(2)Registration Statement (Form S-8 No. 333-252644)
pertaining to the Amended and Restated 2012 Stock Plan and 2020 Employee Stock Purchase Plan of Affirm Holdings, Inc. of our report dated October 7, 2020, with respect to the consolidated financial statements of Affirm Holdings, Inc. for the year ended June 30, 2019 included in this Annual Report (Form 10-K) for the year ended June 30, 2021.
/s/Ernst & Young LLP
San Francisco, CA
September 16, 2021